Contact Information:

CCG Elite Investor Relations
Crocker Coulson
President
CCG Elite Investor Relations
Tel: +1-646-213-1915
E-mail: crocker.coulson@ccgir.com
Website: www.ccgelite.com

FOR IMMEDIATE RELEASE

China Agritech Schedules Conference Call to Discuss First Quarter 2008 Results

Beijing, China - May 13, 2008 - China Agritech, Inc. (OTC Bulletin Board: CAGC) (“China Agritech”), a leading liquid fertilizer manufacturer in China, will host a conference call at 8:00 am EDT on Thursday, May15, 2008, to discuss results for the first quarter 2008.

Hosting the call will be Mr. Kelviz Lim Kok Siak, Vice President of Finance, joined by Mr. Yu Chang, Chief Executive Officer of China Agritech. The Company plans to distribute its earnings on Wednesday, May 14, 2008 after markets close.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (888) 419-5570. International callers should dial 617-896-9871. The pass code for the call is 255 961 45.

If you are unable to participate in the call at this time, a replay will be available on Thursday, May 15, 2008 at 10:00 a.m. EDT, through Thursday, May 29, 2008. To access the replay from the United States dial 888-286-8010, or 617-801-6888 if calling internationally. Enter the Pass code 57612944.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the China Agritech website at http://www.chinaagritechinc.com. To listen to the live webcast, please go to the China Agritech website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on China Agritech’s website for 90 days.

About China Agritech Inc.

China Agritech is engaged in the development, manufacturing and distribution of organic liquid compound fertilizers and related products in the People's Republic of China. The company has developed proprietary formulas that provide a continuous supply of highóquality agricultural products while maintaining soil fertility. The company sells it products to farmers located in twelve provinces of China including: Heilongjiang, Hebei, Liaoning, Jilin, Shandong, Inner Mongolia, Henan, Sichuan, Guangdong, Xinjiang, Yunnan and Guizhou. For more information visit www.chinaagritechinc.com.

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